                                                                       Exhibit 1

                                                                      WF&G DRAFT
                                                                      ----------
                                                                          7/7/97
                                                                          ------

                                  $90,000,000

                       SYSTEM SOFTWARE ASSOCIATES, INC.

               ___% Convertible Subordinated Debentures Due 2002

                            UNDERWRITING AGREEMENT

                                                                 August __, 1997


ALEX. BROWN & SONS INCORPORATED
As Representatives of the
  Several Underwriters
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     System Software Associates, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") $90,000,000 aggregate principal amount of its __% Convertible Subordinated Debentures due 2002 (the "Firm Debentures"). The respective amounts of the Firm Debentures to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option up to an additional $13,500,000 aggregate principal amount of such debentures (the "Option Debentures") as set forth below.

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Debentures set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Debentures if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Debentures and the Option Debentures (to the extent the aforementioned option is exercised) are herein collectively called the "Debentures."

     The Debentures are to be issued pursuant to the provisions of an Indenture dated as of August ___, 1997 (the "Indenture") between the Company and First Chicago Trust Company, as trustee (the "Trustee").

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:

          (a) A registration statement on Form S-3 (File No. 333-_____) with respect to the Debentures and the shares of Common Stock of the Company, $.0033 par value per share (the "Common Stock"), issuable upon conversion of the Debentures has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration Statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (i) the form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b), or
     (ii) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Debentures, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) of the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as to the date of such Preliminary Prospectus or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Debentures by the Underwriters.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When the Registration Statement becomes effective and at all times subsequent thereto up to and at the Closing Date (hereinafter defined) and any later date on which Option Debentures are to be purchased, (i) the Registration Statement and Prospectus, and any amendments or supplements thereto, will conform in all material respects to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph shall apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, (i) written information furnished to the Company by any Underwriter, directly or through you, specifically for use in the preparation thereof or (ii) that part of the Registration Statement which constitutes the statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of 1939, as amended.

          (c) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their business as described in the Registration Statement; except for the pledge of stock of certain subsidiaries of the Company pursuant to the Amended and Restated Secured Credit Agreement, dated as of February 28, 1997 (the "Amended and Restated Credit Agreement"), among the Company, Bank of America National Trust and Savings Association and the other financial institutions party thereto, the Company owns all of the voting stock of its subsidiaries free and clear of all liens, charges and encumbrances; the Company and each of its subsidiaries have taken all necessary or required actions in order to qualify to do business in each of the several jurisdictions in which the Company and its subsidiaries owns or leases property or conducts business, except where the failure to take any such actions, in the aggregate, would not have a material adverse effect on the business, condition (financial or otherwise), properties or prospects of the Company and its subsidiaries (a "Material Adverse Effect"); the Company and each of its subsidiaries hold all licenses, certificates and permits from foreign, state, federal and other regulatory authorities which are material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are not (i) in violation of their respective charter or By-laws or (ii) except as set forth in the Prospectus, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement bond, debenture, note agreement or other evidence of indebtedness or in any other material lease, contract, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which they or any of their properties may be bound or (iii) in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

          (d) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Debentures to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued and outstanding, and valid and binding obligations of the Company, enforceable in accordance with their terms and will be entitled to the benefits of the Indenture; the shares of Common Stock of the Company issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion, and when issued upon conversion in accordance with the terms of the Indenture, will have been validly issued and will be fully paid and non-assessable. No person or entity holds a right to require, or participate in, the registration under the Act of the Debentures or shares of Common Stock of the Company issuable upon conversion of the Debentures. No person or entity has any preemptive or other right of participation or first refusal with respect to any of the Debentures or the Common Stock to be issued upon conversion thereof or the issue or sale thereof by the Company.

          Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Debentures for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect. No approval or authorization of any shareholder is required for the issuance and sale of the Debentures by the Company or in order for the Company to consummate the transactions described in the Registration Statement.

          (e) The Debentures and the authorized capital stock of the Company conform with the statements concerning them set forth and incorporated by reference in the Registration Statement.

          (f) The historical consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, included in the Registration Statement present fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting ("GAAP"), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements set forth in the Registration Statement fairly present the information required to be presented therein, and such statements meet the requirements of the Act and have been prepared in accordance with GAAP consistently applied throughout the periods involved. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. The Company and its subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

          (g) The Company has full corporate power and authority to enter into this Agreement and the Indenture and to perform its obligations hereunder and thereunder (including to issue, sell and deliver the Debentures and the Common Stock upon conversion thereof). This Agreement and the Indenture have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements on the part of the Company enforceable in accordance with their respective terms, except as rights to indemnity and contribution which may be limited by applicable law and except as enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights; the performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any other material lease, contract, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the property of the Company or any of its subsidiaries is bound, or (ii) the Company's or any of its subsidiaries' charters or By-laws, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over the properties of the Company or any of its subsidiaries.

          (h) Except as set forth in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its subsidiaries or any of their respective officers, directors, properties, assets or rights before any court or governmental agency or body or otherwise which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby or the Recapitalization; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been accurately described in all material respects in the Prospectus and/or filed as exhibits to the Registration Statement.

          (i) KPMG Peat Marwick LLP and Price Waterhouse LLP, who have examined certain of the consolidated financial statements, together with the related schedules and notes of the Company, filed with the Commission as a part of the Registration Statement, are independent accountants within the meaning of the Act and the Rules and Regulations.

          (j) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), business, properties or prospects of the Company and its subsidiaries, (ii) any transaction which is material to the Company and its subsidiaries, except transactions in the ordinary course of business, (iii) any obligation which is material to the Company and its subsidiaries, direct or contingent, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change which is material to the Company and its subsidiaries in the capital stock or outstanding indebtedness of the Company or its subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or its subsidiaries.

          (k) Except as set forth in the Registration Statement, (i) the Company and its subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of any liens, charges, encumbrances or restrictions, other than the liens granted pursuant to the Amended and Restated Credit Agreement and such liens, charges, encumbrances or restrictions that are not significant in relation to the business of the Company and its subsidiaries when taken in the aggregate, and (ii) the material agreements to which the Company and its subsidiaries are a party are valid and enforceable by the Company and its subsidiaries (as applicable), except as enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.

          (l) The Company and its subsidiaries have filed all necessary foreign, federal and state income and franchise tax returns and have paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or its subsidiaries which could reasonably be expected to have a Material Adverse Effect; to the Company's knowledge, all tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

          (m) The Company and its subsidiaries maintain insurance of the types and in amounts generally deemed adequate for their respective business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (n) To the Company's knowledge, no labor disturbance by the employees of the Company and its subsidiaries exists or is imminent.

          (o) The Company and its subsidiaries own, or possess adequate rights to use, all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights described or referred to in the Prospects as owned or used by it or which are necessary for the conduct of their businesses; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations or other rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (p) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Debentures.

          (q) The Company is not, and after giving effect to the issuance of the Debentures will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not, nor will be subject to regulation under said Act.

          (r) Upon the execution and delivery of the Indenture by the parties thereto, the Indenture will be duly qualified under, and conform to the requirements of, the Trust Indenture Act of 1939, as amended.

          (s) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Securities Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     2. Purchase, Sale and Delivery of the Firm Debentures. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase the principal amount of Firm Debentures set forth opposite the name of each Underwriter in Schedule I hereof at a purchase price of ___% of their principal amount, plus interest, if any, subject to adjustments in accordance with Section 9 hereof.

     Payment for the Firm Debentures to be sold hereunder is to be made in New York Clearing House funds by certified or bank cashier's checks drawn to the order of the Company for the Firm Debentures against delivery of such Firm Debentures to the Representatives for the several accounts of the Underwriters.

Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement, or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)
The Firm Debentures will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Debentures at the price set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Debentures as to which the several Underwriters are exercising the option, the names and denominations in which the Option Debentures are to be registered and the time and date at which such Option Debentures are to be delivered. The time and date at which the Option Debentures are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The principal amount of Option Debentures to be purchased by each Underwriter shall be in the same proportion to the total principal amount of Option Debentures being purchased as the principal amount of Firm Debentures being purchased by such Underwriter bears to $75,000,000, adjusted by you in such manner as to avoid fractional debentures. The option with respect to the Option Debentures granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Debentures by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Debentures shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company for the Option Debentures to be sold by it against delivery of the Option

Debentures at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.

     3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Debentures as soon as the Representatives deem it advisable to do so. The Firm Debentures are to be initially offered to the public at 100% of their principal amount, plus interest, if any. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Debentures are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Debentures in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, the Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Debentures by the Underwriters.

          (b) The Company will advise the Representatives promptly when the Registration Statement or any post-effective amendment thereto shall have become effective; of the receipt of any comments from the Commission; of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatened institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will cooperate with the Representatives in endeavoring to qualify the Debentures for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Debentures.

          (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may be reasonably requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

          (e) The Company will comply to the best of its ability with the Act and the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Debentures as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

          (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (g) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information (including similar documents, reports and information with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements) furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

          (h) No offering, sale, short sale or other disposition of any Common Stock of the Company or other securities convertible into or exchangeable for Common Stock or derivative of Common Stock will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may, without such consent, (i) issue the Preferred Stock and Warrants in connection with the Recapitalization (as defined in the Prospectus), (ii) issue shares to directors pursuant to the Company's restricted stock plan, (iii) grant options pursuant to its option plans described in the Prospectus, and (iv) issue shares upon the exercise of options and warrants or the conversion of securities outstanding on the date of this Agreement and described in the Prospectus.

          (i) The Company will use its best efforts to list, subject to notice of issuance, the Debentures and the Common Stock issuable upon conversion thereof on The Nasdaq National Market.

          (j) The Company has caused each officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

          (k) The Company will apply the net proceeds from the sale of the Debentures and the other transactions contemplated by the Recapitalization for the purposes set forth in the Prospectus.

          (l) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder and has in the past conducted and will in the future conduct its affairs in such a manner as to ensure that the Company was not and will not be an "investment company" within the meaning of said Act and such rules and regulations.

          (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company, the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, all documents incorporated by reference in the foregoing, this Agreement, the Master Agreement Among Underwriters, the Underwriters' internal Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by NASD of the terms of the sale of the Debentures (and the shares of Common Stock into which they are convertible); the listing fee of the Nasdaq System and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Debentures (and the shares of Common Stock into which they are convertible) under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Debentures to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws and NASD review) except that, if this Agreement shall not be consummated because the conditions in
Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for the reasonable out-of-pocket expenses, including fees and disbursements of counsel for the Underwriters, incurred in connection with investigating, marketing and proposing to market the Debentures or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Debentures.

     6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Debentures on the Closing Date and the Option Debentures, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of the covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a

     Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Debentures.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review of possible change that does not indicate the direction of a possible change, in the rating accorded any of the Debentures by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Rules and Regulations.

          (c) The Representatives shall have received on the Closing Date and on the Option Closing Date, if any, the opinion of Sachnoff & Weaver, Ltd., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

          (i) Each of the Company and its subsidiaries incorporated in the United States (the "U.S. Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation;

          (ii) The Company and each of its U.S. Subsidiaries have the requisite corporate power to own, lease and operate their respective businesses as described in the Prospectus; and the Company and each of its subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in all jurisdictions in the United States in which the Company and its subsidiaries are required to be qualified, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect;

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; and the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive right or, to such counsel's knowledge, right of first refusal;

          (iv) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, shares of Common Stock or other securities of the Company or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

           (v) The Registration Statement, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied;

           (vi) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

           (vii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act of 1940, as amended;

          (viii) The Indenture (i) has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and (ii) has been duly qualified under, and conforms to the requirements of, the Trust Indenture Act of 1939, as amended;

          (ix) The Company has full corporate power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver to the Underwriters the Debentures to be issued and sold by it hereunder;

          (x) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally;

          (xi) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, are contemplated under the Act;

          (xii) The terms and provisions of the Debentures and capital stock of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus, and the information in the Prospectus under the captions "Description of Debentures," "Description of Preferred Stock," and "Description of Common Stock," has been reviewed by such counsel and is correct in all material respects;

          (xiii) The performance of the Company's obligations under the Indenture and this Agreement and the consummation of the transactions contemplated herein and by the Recapitalization will not result in the breach or violation of any of the terms and provisions, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the property of the Company or any of its subsidiaries is bound, (b) the Company's or any of its subsidiaries' charters or by-laws, (c) any applicable statute, rule or regulation or (d) to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or over any of their respective properties or operations;

          (xiv) No authorization, approval or consent of any governmental authority or agency is necessary in connection with consummation of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws or by the NASD in connection with the purchase and distribution of the Debentures by the Underwriters;

          (xv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened of a character that are required to be disclosed in the Registration Statement by the Act or the applicable Rules and Regulations, other than those disclosed therein;

          (xvi) To such counsel's knowledge, neither the Company nor any of its subsidiaries is presently in breach of, or in default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness or any other material lease, joint venture, contract, agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective property is bound;

          (xvii) The Debentures, assuming they are in the form of the specimen received by such counsel, are in due and proper form; the Debentures, including the Option Debentures, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for as contemplated by this Agreement will be validly issued and outstanding, and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture; the shares of Common Stock of the Company issuable upon conversion thereof in accordance with the terms of the Indenture will have been validly issued and will be fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Debentures (including the shares of Common Stock issuable upon conversion thereof) or the issue and sale thereof; and

          (xviii) Upon delivery of certificates for the Debentures to be sold by the Company under this Agreement and the payment therefor as contemplated by this Agreement, valid marketable title to the Debentures represented thereby will have been acquired by the Underwriters, free and clear of all security interests, liens, encumbrances, claims or equities whatsoever, assuming for the purpose that the Underwriters purchased the same in good faith without notice of any adverse claims.

          In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, either at the time the Registration Statement became effective or at the Closing Date or Option Closing Date, as the case may be, the Registration Statement or the Prospectus (except as to financial statements, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the States of Illinois or Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so doing and that they have no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' counsel.

          (d) The Representatives shall have received from Willkie Farr & Gallagher, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (v), (viii), (x), (xi) and (xvii) of Paragraph
     (b) of this Section 6. In rendering such opinion Willkie Farr & Gallagher may rely as to all matters governed other than by Delaware or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act (but after giving effect to changes incorporated pursuant to Rule 430A under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to the Rules and Regulations and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Willkie Farr & Gallagher may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (e) The Representatives shall have received at or prior to the Closing Date from Willkie Farr & Gallagher a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Debentures under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (f) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Principal Financial and Accounting Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to such officer's knowledge, contemplated by the Commission.

          (ii) Such officer does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in

     Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

          (iii) Such officer has carefully examined the Registration Statement and the Prospectus and, in such officer's opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (h) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

          (i) The Firm Notes and Option Notes, if any, and the Common Stock issuable upon conversion thereof, have been approved for designation upon notice of issuance on The Nasdaq National Market.

          (j) All filings required to have been made pursuant to the Rules and Regulations under the Act have been made.

          (k) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, properties, management or business prospects of the Company whether or not arising in the ordinary course of business.

          (l) The Company shall have delivered to you the Lockup Agreements.

          (m) The transactions contemplated by the Private Offering (as defined in the Prospectus).

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Willkie Farr & Gallagher, counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the

Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Debentures required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonably incurred in responding to a subpoena or governmental inquiry whether or not such Underwriter or controlling person is a party to the related action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
     Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of
     Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
     Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding, of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
     Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debentures. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Debentures purchased by such Underwriter and, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this
     Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
     Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Debentures and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
     Section 8.

     9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Debentures which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use reasonable efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Debentures or Option Debentures, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Debentures or Option Debentures, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Firm Debentures or Option Debentures, as the case may be, with respect to which such default shall occur does not exceed 10% of the Firm Debentures or Option Debentures, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective principal amount of Firm Debentures or Option Debentures, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Debentures or Option Debentures, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of Firm Debentures or Option Debentures, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Debentures or Option Debentures, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this
Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 101 Federal Street, 15th Floor, Boston, Massachusetts 02110,
Attention: [________]; with a copy to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention: General Counsel; if to the Company, to System Software Associates, Inc., 500 West Madison Street, 32nd Floor, Chicago, Illinois 60661, Attention: Roger E. Covey, Chief Executive Officer.

     11. Termination. This Agreement may be terminated by you by notice to the Company as follows:

          (a) At any time prior to the earlier of (i) the time the Debentures are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

          (b) At any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, business affairs, properties, management, assets, rights, operations or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Debentures impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or Nasdaq or limitation on prices (other than limitations on hours or number of days of trading) for securities on either such Exchange or Nasdaq, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either Federal or New York State authorities, (vi) the taking of any action by any Federal, State or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or (vii) the suspension of trading of the Company's Common Stock on Nasdaq; or

          (c) As provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Debentures, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Debentures merely because of such purchase. No purchaser of Debentures from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the

Underwriters), information provided in connection with Item 502(d) of Regulation S-K under the Act and information under the caption "Underwriting" in the Prospectus.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Debentures under this Agreement. The other covenants of the Company in this Agreement shall remain in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or controlling person and
(b) delivery of any payment for the Debentures under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                 [Remainder of Page Intentionally Left Blank]

                                 Very truly yours,

                                 SYSTEM SOFTWARE ASSOCIATES, INC.


                                 By:______________________________
                                    Roger E. Covey
                                    Chief Executive Officer

The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date first
above written.

ALEX. BROWN & SONS INCORPORATED

As Representatives of the several
Underwriters listed on Schedule I

By: ALEX. BROWN & SONS INCORPORATED

By:________________________________
   Authorized Officer

                                  SCHEDULE I

                           SCHEDULE OF UNDERWRITERS



                                         Principal Amount
                                         of Firm
                                         Debentures
Underwriter                              to be Purchased
-----------                              ------------------


Alex. Brown & Sons Incorporated.......

  Total...............................   $90,000,000